Agreement On The Assignment Of Rights

This Agreement on the Assignment of Rights (the "Agreement") is made and entered into as of November 22, 2024 (the "Effective Date"), by and among:

Assignor: Yuliia Zaporozhan, Individual, hereinafter referred to as the "Assignor".

Assignee: Victor Balan, Individual, hereinafter referred to as the "Assignee".

Company: StageWise Strategies Corp., a corporation organized under the laws of the State of Nevada, with its principal place of business located at Friedrichstr. 114A, 10117, Berlin, Germany, hereinafter referred to as the "Company".

RECITALS

WHEREAS, the Assignor was previously a creditor of the Company, and the Company owed the Assignor a debt in the principal amount of $136,050 (the "Debt");

WHEREAS, the Debt arose from a Loan Agreement dated July 4, 2023, as subsequently amended by an Amendment to Loan Agreement dated July 15, 2024 (collectively, the "Loan Agreement");

WHEREAS, the Assignee, who serves as the Company’s President, Secretary, CEO, Director and Treasurer, agrees to pay the Assignor the full outstanding balance of the Debt;

WHEREAS, in consideration of the Assignee’s payment of $136,050 to the Assignor, the Assignor desires to irrevocably assign, transfer, and set over to the Assignee all of the Assignor’s rights, and title to the Debt;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. Definitions

1.1 "Debt" means the principal sum of $136,050.00, owed by the Company to the Assignor under the terms of the Loan Agreement.

2. Assignment of Rights

2.1 The Assignor hereby irrevocably assigns, transfers, and conveys to the Assignee all of the Assignor’s rights, and title to the Debt in the amount of $136,050, including but not limited to any claims, causes of action, or enforcement rights related thereto.

3. Consideration

3.1 In consideration for the assignment of the Debt, the Assignee shall pay to the Assignor the sum of $136,050.00, by wire transfer to the Assignor's account.

4. Acceptance of Assignment

4.1 The Assignee hereby accepts the assignment of the Debt in the amount of $136,050 and acquires all rights, and title therein, including the exclusive right to demand and collect payment of the Debt from the Company.

5. Release of Claims

5.1 Upon execution of this Agreement and receipt of the $136,050 payment, the Assignor acknowledges and agrees that she has received full and final satisfaction of the Debt and hereby releases the Company from any and all claims related to the Debt.

6. Representations and Warranties

6.1 The Assignor represents and warrants that she is the sole legal owner of the Debt and has full power and authority to assign it.

6.2 The Assignee represents and warrants that he has full power and authority to accept the assignment of the Debt.

6.3 The Company acknowledges and consents to the assignment of the Debt to the Assignee.

7. Governing Law

7.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its principles of conflicts of law.

8. Entire Agreement

8.1 This Agreement constitutes the entire agreement between the parties and supersedes all prior or contemporaneous communications, representations, or agreements, whether oral or written.

9. Confidentiality

9.1 Each party agrees to keep confidential all information disclosed by the other party in connection with this Agreement and not to disclose such information to any third party without the prior written consent of the disclosing party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Assignee:

By: Victor Balan

/s/ Victor Balan

Individual

Assignor:

By: Yuliia Zaporozhan

/s/ Yuliia Zaporozhan

Individual

Company:

StageWise Strategies Corp.

By: Victor Balan

/s/ Victor Balan

Title: President, Secretary, CEO, Director, Treasurer